UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 11, 2009

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Akeena Solar (the “Company”) has fully regained compliance with the requirements for continued listing on the Nasdaq Capital Market as described below.

Audit Committee Composition Requirement

On October 1, 2008, the Company reported in a Form 8-K that George Lauro, one of our independent directors, tendered his resignation as a director of the Company. On October 7, 2008, Nasdaq notified the Company that it no longer satisfied Marketplace Rule 4350 (re-numbered on April 13, 2009 to Rule 5605) regarding Audit Committee composition, for continued listing on the Nasdaq Stock Market. That Rule requires listed companies to maintain an Audit Committee composed of at least three members who each satisfy the independence requirements.

As previously disclosed in a Form 8-K filed on October 7, 2008, the Company had a grace period to regain compliance, which grace period extended until the earlier of Akeena’s next Annual Stockholders’ meeting or October 1, 2009 (or until March 30, 2009 in the event the next Annual Stockholders’ meeting was held before March 30, 2009). While still in the grace period, on August 11, 2009, the Company received notification from Nasdaq confirming that the Company has regained compliance with Marketplace Rule 5605(c)(2) regarding Audit Committee composition. Nasdaq’s determination was based on the Company’s appointment of Pradeep Jotwani to the Company’s Board of Directors as reported in the Company’s Current Report Form 8-K filed on August 7, 2009. In the letter, Nasdaq stated that this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2009	AKEENA SOLAR, INC.
By: /s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer